UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

PATRIOT TRANSPORTATION HOLDING, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

December 28, 2015

Dear Fellow Shareholders:

It is our pleasure to invite you to attend our first Annual Meeting of Shareholders (“Annual Meeting”), which will be held on Wednesday, January 27, 2016 at 10:00 a.m. E.S.T. at the River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida.

This will be our first Annual Meeting since we became a separate public company in January of this year. At the meeting, we will elect directors to serve for the coming year and vote to ratify the Audit Committee’s selection of our independent auditors. We will also vote on important corporate governance proposals, including a proposal to declassify our Board of Directors.

We also plan to report on our results and achievements during fiscal 2015 and our results for the first quarter of fiscal 2016.

I hope that you will be able to attend.

Sincerely,

Thompson S. Baker II
President and Chief Executive Officer

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200 West Forsyth Street, 7th Floor

Jacksonville, Florida 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

TIME AND DATE:	10:00 a.m., E.S.T. on Wednesday, January 27, 2016
LOCATION:	River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202

ITEMS OF BUSINESS

•	Elect the 5 director nominees listed in the accompanying proxy statement for a one-year term
•	Ratify the Audit Committee’s selection of the independent registered public accounting firm
•	Adopt the following changes to the Articles of Incorporation of the Company:
    Declassify the Board of Directors;
    Eliminate the supermajority vote requirement for the approval of certain transactions with affiliates of the Company; and
    Delete or modify other miscellaneous provisions
•	Approve, on an advisory basis, the Company’s executive compensation
•	Select, on an advisory basis, whether the Company should include an advisory vote on executive compensation every one, two or three years

RECORD DATE

Shareholders of record as of the close of business on December 7, 2015 are entitled to vote at the Annual Meeting.

MATERIALS

This packet contains our Notice of Annual Meeting and Proxy Statement. A copy of our 2015 Annual Report, which is not a part of our proxy solicitation materials, is enclosed.

VOTING

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares in person at the Annual Meeting, or by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 2016: This Notice of Annual Meeting and Proxy Statement and the 2015 Annual report are available on our website at www.patriottrans.com.

John D. Milton, Jr.
Executive Vice President,
Chief Financial Officer
and Corporate Secretary
December 28, 2015

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PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Patriot Transportation Holding, Inc. (“Patriot”, “we”, “us”, “our” or the “Company”) is soliciting proxies for the Annual Meeting of Shareholders. You are receiving this proxy statement because you own shares of Patriot common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The purpose of this proxy statement is to provide details about the matters being voted on at the Annual Meeting and information about the Company and our officers and directors so that you may make informed voting decisions.

Separation of the Company from FRP Holdings, Inc.

On January 31, 2015, the Company began operating as an independent public company as a result of the spin-off from FRP Holdings, Inc., formerly known as Patriot Transportation Holding, Inc. (“FRPH”), which we will refer to as the “Spin-off.” The Spin-off was effected through a corporate reorganization, followed by the distribution by FRPH of all of the shares of common stock of Patriot to the shareholders of FRPH. Each FRPH shareholder of record as of the close of business on January 30, 2015 received one share of Patriot common stock for every three shares of FRPH common stock held on such date. Patriot now owns and operates the transportation business that was formerly a segment of FRPH. For more information regarding the Spin-off, you may refer to our Information Statement, which is attached as Exhibit 99.1 to the Company’s Form 10, filed with the Securities Exchange Commission on December 31, 2014, available at www.sec.gov.

Fiscal Year 2015 Highlights

In fiscal 2015, our first year of operation as an independent public company, we established the structure and policies of the new company. This included assimilating our directors, officers and other employees from FRPH into a new, cohesive organization focused on the transportation business. We adopted and put into effect important corporate governance and compensation policies. In our first year:

•	our net income increased 4.4%
•	operating profit increased by 4.5%,
•	shareholders’ equity increased by 13.7%, and
•	our debt decreased by 100%.

Compensation Summary

We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. We believe that after-tax return-on-capital employed (“ROCE”) is an important measure of performance in an asset-intensive business, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. As such, each executive officer may be awarded a percent of his base salary upon the achievement of certain performance objectives based on targeted levels of ROCE. The chart below shows the target compensation mix for fiscal 2015. A more detailed discussion about executive compensation can be found in the section entitled “Executive Compensation” of this Proxy Statement.

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Corporate Governance

Patriot is committed to exercising good corporate governance practices and believes that our corporate governance policies promote the long-term interests of our shareholders. The following highlights the Company’s key corporate governance practices for fiscal year 2015:

•	A majority of our board of directors are independent directors.
•	Independent directors meet without management present.
•	Risk oversight is managed by the full board of directors.
•	Our board of directors and committees conduct annual self-evaluations.
•	We have adopted a Financial Code of Ethical Conduct and a Code of Business Conduct and Ethics.

Patriot seeks to maintain and enhance its commitment to good corporate governance by continuing to refine its corporate governance policies and procedures. As such, you are being asked to vote for the amend of our Articles of Incorporation to (i) eliminate the staggered board of directors, so that each director must be elected annually, and (ii) eliminate the supermajority vote requirement for approval of certain transactions with related persons, which currently serves as an anti-takeover device.

For a more comprehensive discussion of our corporate governance practices, see the section entitled “Board of Directors and Corporate Governance” in this Proxy Statement.

Our Director Nominees

You are being asked to vote on the election of the following 5 directors. The nominees for election of directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. Detailed information about each director nominee’s background can be found in the section entitled “Our Board of Directors” in this Proxy Statement.

Name	Age	Director Since(1)	Independent	Committee Membership
				AC	CC	CG	E
John E. Anderson	70	1989	Yes	M	M	C
Edward L. Baker	80	1986	No				M
Thompson S. Baker II	57	1994	No				M
Luke E. Fichthorn III	74	1989	Yes	C	M	M
Robert H. Paul III	81	1992	Yes	M	C	M

AC: Audit Committee	E: Executive Committee
CC: Compensation Committee	C: Chair
CG: Nominating and Corporate Governance Committee	M: Member

(1)	The dates reflected in this column are the dates on which director was elected as a director of FRPH prior to the Spin-off. Each director was elected to serve as a director of the Company on December 3, 2014.

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Proposals Being Presented at the Annual Meeting

At the Annual Meeting, shareholders will be asked to vote on the election of the five director nominees, the ratification of the Audit Committee’s selection of the independent registered public accounting firm, to approve changes to the Company’s Articles of Incorporation, to hold an advisory vote on executive compensation (the “say-on-pay” vote), to hold an advisory vote on the frequency of the say-on-pay vote and to conduct such other business as may properly come before the Annual Meeting. For a detailed discussion of each proposal, please see the section entitled “Proposals” in this Proxy Statement.

THE MEETING

We hope you are able to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, January 27, 2016 at the River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida. You may be required to show proof of ownership of Patriot stock and a form of photo identification prior to admission to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. Please note that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting. To ensure a safe and productive atmosphere, we reserve the right to adopt other rules and to implement additional security measures for the meeting.

VOTING

Shareholders Entitled to Vote

Each share of our common stock outstanding as of the close of business on December 7, 2015, the record date, is entitled to one vote at the Annual Meeting on each matter brought before the meeting. On that date, there were 3,272,804 shares of common stock issued and outstanding.

Many Patriot shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  Shareholder of Record – If your shares are registered directly in your name with Patriot’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Patriot. As the shareholder of record, you have the right to grant your voting proxy directly to Patriot or to vote in person at the meeting.

  Beneficial Owner – If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

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  Profit Sharing Plan and Trust – If your shares are held in your account in the Company’s profit sharing plan, you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the profit sharing plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

Quorum

A quorum is the minimum number of shares that must be represented in order to hold a meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as “present” for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a shareholder are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the shareholder or (2) the broker lacks discretionary voting power to vote such shares.

Voting Methods

If you hold shares directly as the shareholder of record, you may vote by granting a proxy or in person at the Annual Meeting. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Company’s profit sharing plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

You are entitled to change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

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Required Votes

Each proposal being voted on at the Annual Meeting requires a certain percent of votes “FOR” the proposal for approval. For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you are a shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Company’s profit sharing plan will be voted by the trustee as described above. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or on the corporate governance proposals or the advisory proposals regarding executive compensation without voting instructions from you, however. Without your voting instructions on these matters, a broker non-vote will occur. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Below is a breakdown of the votes required for each proposal.

Proposal 1: The Election of Directors. The nominees for election of directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The shareholders will vote on an advisory basis to ratify the Audit Committee’s selection of the independent registered public accounting firm. The purpose of this proposal is to provide the Board with feedback from shareholders regarding the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Proposal 3: Declassify the Board of Directors. This proposal seeks to amend the Company’s existing articles of incorporation by declassifying the board of directors. An affirmative vote of 75% of the shares entitled to vote is required for approval of this amendment.

Proposal 4: Eliminate the Supermajority Vote Requirement For Certain Transactions With Affiliates of the Company. This proposal seeks to amend the Company’s existing articles of incorporation by eliminating the supermajority vote requirement for certain affiliated transactions. An affirmative vote of 75% of the shares entitled to vote is required for approval of this amendment.

Proposal 5: Delete or Modify Miscellaneous Provisions of the Existing Articles. This proposal seeks to amend the Company’s existing articles of incorporation by deleting or modifying historical provisions. An affirmative vote of 75% of the shares entitled to vote is required for approval of this amendment.

Proposal 6: Advisory Vote on Executive Compensation. The shareholders will vote on an advisory basis to approve our executive compensation program. The purpose of this “say on pay” proposal is to provide the Board with feedback from shareholders regarding executive compensation.

Proposal 7: Frequency of Advisory Vote on Executive Compensation. The shareholders will vote on an advisory basis whether the Company should hold an advisory say-on-pay vote every one, two or three years. The purpose of this “say on frequency” proposal is to provide the Board with feedback from shareholders.

Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors. We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four (4) business days following the meeting.

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PROXY MATERIALS

The Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report are available on our website at www.patriotrans.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting John D. Milton, Jr. at (904) 858-9100 or by mail at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our principal executive offices at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida, by contacting John D. Milton, Jr. at (904) 858-9100.

Cost of Proxy Solicitation

Patriot will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

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BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The following sections provide an overview of Patriot’s corporate governance standards and processes, including the independence and other criteria we use in selecting our director nominees, our Board leadership structure, risk oversight, shareholder communications and responsibilities of the Board and its Committees.

Our Board of Directors

Listed below are five director nominees, each of whom has served as a Board member for the Company since the Spin-off and for FRPH prior to the Spin-off. The Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History With The Company
John E. Anderson	Director	70	• Director of FRPH: 1989-2004 and 2005- Spin-off • President and Chief Executive Officer of FRPH: 1989-2008
Edward L. Baker	Director	80	• Director of FRPH: 1986- Spin-off • Chairman Emeritus FRPH- 2008- Spin-off • Chairman of the Board of FRPH: 1986-2007
Thompson S. Baker II	President Chief Executive Officer Chairman of the Board Director	57	• Director of FRPH: 1994- Spin-off • President of FRPH: 2010- May 2015 • Chief Executive Officer of FRPH: 2010- present
Luke E. Fichthorn III	Director	74	• Director of FRPH: 1989- Spin-off
Robert H. Paul III	Director	81	• Director of FRPH: 1992- Spin-off

You will be asked to vote on the election of the members of the Board of Directors at the Annual Meeting. The Board and the Nominating and Corporate Governance Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership and skills in areas of importance to our Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Nominating and Corporate Governance Committee to nominate these individuals.

John E. Anderson, age 70, has served as a director of the Company since December 3, 2014. Mr. Anderson served as President and Chief Executive Officer of FRP Holdings, Inc. from 1989 to 2008 and as a director from 1989 to 2003, and again from October 2005 to January 2015. Mr. Anderson’s many years as an executive officer and director of a public company demonstrates his leadership abilities and provides the Board with the benefit of his extensive knowledge regarding the Company and the transportation industry.

Edward L. Baker, age 80, was elected as a director of the Company on December 3, 2014. Mr. Baker served as a director of FRP Holdings, Inc. from 1986 to January, 2015 and served as Chairman Emeritus from 2008 to 2015. He served as Chairman of the Board of Florida Rock Industries, Inc. from February 1986 to November 2007. Mr. Baker’s many years of service as a director and his service as Chairman of Florida Rock Industries provide the Board with valuable insights regarding the Company and its business.

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Thompson S. Baker II, age 57, has served as a director and the President and Chief Executive Officer of the Company since February December 3, 2014. Mr. Baker has served as a director of FRP Holdings, Inc. since 1994 and currently also serves as the Chief Executive Officer. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from November 16, 2007 until September 2010. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Intrepid Capital Management, Inc. Mr. Baker’s service with the Company and with Florida Rock Industries, Inc. gives him extensive knowledge of the Company’s business and the mining industry, and demonstrates his leadership qualities.

Luke E. Fichthorn III, age 74, was elected as a director of the Company on December 3, 2014. Mr. Fichthorn is currently a partner in Twain Associates, LLC, a private financial consulting firm. From 1989 to January, 2015, Mr. Fichthorn served as a director for FRP Holdings, Inc. In the past, Mr. Fichthorn previously served as a director and the Chief Executive Officer of Bairnco Corporation. Mr. Fichthorn received his Master’s Degree in Business Administration from Harvard Business School and has served as a financial consultant and audit committee member for several public companies. Mr. Fichthorn’s financial acumen and extensive investment banking and business experience provide the Board with valuable perspectives on strategic decisions.

Robert H. Paul III, age 81, was elected as a director of the Company on December 3, 2014. Mr. Paul served as a director of FRP Holdings, Inc. from 1992 to January, 2015. For the past five years he has served as the Chairman of the Board of Southeast Capital, LLC, a real estate investment firm. Mr. Paul also formerly served as the Chairman of the Board of Southeast Atlantic Beverage Corporation. Our Board has concluded that Mr. Paul’s many years as a director of public companies, his financial expertise and business experience bring valuable insight to the Board.

Family Relationships

Thompson S. Baker II, the President, Chief Executive Officer and Chairman of the Board of the is the son of Edward L. Baker, a director of the Company.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors expect to be present at this year’s Annual Meeting of Shareholders.

Director Independence

Pursuant to NASDAQ listing standards, the Board is required to evaluate each director to determine whether he or she qualifies as an “independent director.” The Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

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The Board has determined that three of our five existing directors and director nominees (Messrs. John E. Anderson, Luke E. Fichthorn III, Robert H. Paul III) of the Board of Directors are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During fiscal 2015, the independent directors met after each Board meeting, and Mr. Anderson presided over executive sessions of the independent directors.

Nominating Process

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) identifies individuals whom the Nominating Committee believes are qualified to become Board members in accordance with the Director Qualification Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth above, and recommends one or more of such individuals for appointment to the Board.

In the event the Nominating Committee recommends an increase in the size of the Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the Board. The Nominating Committee and the Chairman of the Board interview candidates who meet the director qualification standards, and the Nominating Committee selects nominees who best suit the Board’s current needs and recommends one or more of such individuals for appointment to the Board.

Director Qualification Standards

The Nominating Committee has established the following standards and qualifications for members of the Board of Directors:

•	Each director shall at all times represent the interests of the shareholders of the Company.
•	Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.
•	Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.
•	The Board shall meet the applicable standards of independence from the Company and its management.
•	The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

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In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and Nominating Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences.

Nominees Proposed by Shareholders

The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Nominating Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

Patriot Transportation Holding, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Nominating Committee for recommendation as a director nominee at the Annual Meeting of Shareholders to be held in early 2017, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2016. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Nominating Committee chair for consideration at a future Nominating Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

Board Leadership

Thompson S. Baker II serves as the Chairman of the Company’s Board of Directors. Mr. Baker has served as the Company’s President and Chief Executive Officer since the Spin-off, and served as the President and Chief Executive Officer of FRPH prior to the Spin-off. Mr. Baker is also currently serving as a director and Chief Executive Officer for FRPH. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from 2007 until 2010. From 1991 to 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Intrepid Capital Management, Inc.

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The Board of Directors does not have a policy as to whether the positions are held by separate persons, or whether the position of Chairman of the Board must be held by an independent director. When the Chairman of the Board is not an independent director or is a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

Mr. Anderson currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the Board of Directors.

Our Board of Directors believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate our Board of Directors’ independent oversight of management. The Board of Directors believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Board Committees

The Board currently has five directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2015 and the function of each Committee are described below.

During the post- Spin-off months of fiscal 2015, the Board of Directors held three meetings, the Audit Committee held three meetings and the Compensation Committee held one meeting. The Nominating and Corporate Governance Committee held its first meeting in November of 2015. During fiscal 2015, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following Board meetings. With the exception of one absence of one director at a committee meeting, all of our directors attended all of the meetings of the Board and all committees on which the director served.

The following table shows the composition of the committees of the Board of Directors during fiscal 2015. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.

Director	Audit	Compensation	Nominating/Corporate Governance	Executive
John E. Anderson	X	X	X*
Edward L. Baker				X
Thompson S. Baker II				X
Luke E. Fichthorn III	X*	X	X
Robert H. Paul III	X	X*	X
John D. Milton, Jr.(1)				X

X – Committee Member                      * – Committee Chair

(1)	Mr. Milton is an ex officio member of the Executive Committee. Mr. Milton serves as the Executive Vice President and Chief Financial Officer of the Company.

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Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

•	Reviews the annual audited and the quarterly consolidated financial statements;
•	Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;
•	Reviews earnings press releases prior to issuance;
•	Appoints, oversees, and approves compensation of the independent auditor;
•	Approves all audit and permitted non-audit services provided by the independent auditor;
•	Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;
•	Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and
•	Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company’s independent directors.

The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements. The Board of Directors has also determined that the Chair of the Committee, Luke E Fichthorn III, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The charter of the Audit Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is attached to this Proxy Statement as Appendix A.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

•	Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;
•	Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;
•	Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;
•	Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions;
•	Administers the Company’s stock plans; and
•	Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

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None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the 2015 fiscal year or had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving on our Board of Directors or Compensation Committee.

The charter of the Compensation Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is available at www.patriottrans.com under Corporate Governance.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company’s Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate Governance Committee establishes criteria for Board membership.

The charter of the Nominating and Corporate Governance Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is available at www.patriottrans.com under Corporate Governance.

Executive Committee

Edward L. Baker, Thompson S. Baker II and John D. Milton, Jr. (ex officio), comprised the Executive Committee during fiscal 2015. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets and compliance with laws, rules and regulations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics (as adopted on January 28, 2015) are available at www.patriottrans.com under Corporate Governance.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the Board of Directors, which in turn, provides guidance on risk appetite, assessment and mitigation.

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Board and Committee Self-Assessment

It is a policy of the Company that the Board of Directors and each committee, under the supervision of the Nominating and Corporate Governance Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the Board’s and the committees’ performance and effectiveness during the previous fiscal year. Each member of the Board and each committee member completes a questionnaire that addresses various aspects of the Board or committee’s meetings, membership, culture, relationship with management and other committees and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, Patriot Transportation Holding, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of Patriot stock options. The table below summarizes director compensation arrangements for the Board and for each committee.

All Non-Employee Directors
Annual Retainer	$15,000
Fee Per Meeting Attended	$ 1,500
Shares to be Granted in Fiscal 2016	4,200
Shares Granted in Fiscal 2015	4,200
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$ 5,000
Meeting Fees: Chairman(1)	$ 1,500
Meeting Fees: Member (1)	$ 1,000
Compensation Committee
Annual Fee: Chairman	$ 5,000
Annual Fee: Member	$ 1,000
Meeting Fees: Chairman	$ 1,500
Meeting Fees: Member	$ 1,000
Other Committees
Annual Fee: Chairman	$ 2,000
Annual Fee: Member	$ 1,000
Meeting Fees: Chairman	$ 1,500
Meeting Fees: Member	$ 1,000

(1)	The Audit Committee members receive no meeting fees for the four regularly scheduled quarterly meetings; meeting fees apply only to the extent there are Audit Committee meetings other than and in addition to the four regularly scheduled quarterly meetings.

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Fiscal 2015 Director Compensation

As discussed in the Proxy Statement, Patriot became an independent, publicly-traded company on January 30, 2015 as the result of a spin-off (“Spin-off”) from FRP Holdings, Inc. (“FRPH”). Prior to the Spin-off, each of our directors served as a director for FRPH. The following table summarizes the actual compensation paid to each of our non-employee directors during the 2015 fiscal year in connection with his service as a director for Patriot. All amounts reflect the dollar value of the compensation.

Name	Fees Paid in Cash	Stock Awards (2)(3)	Option Awards	Other Compensation	Total
Edward L. Baker(1)	$70,000	$ 40,320	--	$67,308	$177,628
John E. Anderson	$20,833	$100,800	--	--	$121,633
Luke E. Fichthorn III	$23,499	$100,800	--	--	$124,299
Robert H. Paul III	$23,333	$100,800	--	--	$124,133

(1)	Mr. Baker serves as the Chairman Emeritus and as a director of the Company. Mr. Baker does not receive any director fees; his compensation arrangement with the Company is related to his service as the Chairman Emeritus. In fiscal 2015, Mr. Baker received a base salary of $70,000.00, stock awards in the amount of $40,320.00 and $67,308.00 in other compensation, which includes 401(k) matching, medical reimbursement, life insurance and other perquisites available to our executive officers.
(2)	Messrs. Anderson, Fichthorn and Paul were awarded 4,200 shares of the Company’s common stock on February 4, 2015. The value was determined using the closing price of the Company’s common stock on the Nasdaq Stock Market on February 5, 2014, which was $24.00.
(3)	For stock awards, the aggregate grant date fair value was computed in accordance with FASB Topic 718(Column (c)).

Non-Employee Director Stock Options

Currently, none of our non-employee directors holds any options to purchase stock of the Company.

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SECURITIES OWNERSHIP

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by each of the Company’s directors, director nominees and executive officers of the Company as a group as of November 11, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
John E. Anderson	26,133	*
James N. Anderson IV	43	*
Edward L. Baker	217,936(2)	6.66%
Thompson S. Baker II	185,971(3)	5.68%
Luke E. Fichthorn III	43,438(4)	1.33%
John D. Klopfenstein	6,695	*
John D. Milton, Jr.	35,625	1.08%
Robert H. Paul III	26,641(5)	*
Robert E. Sandlin	16,841	*
Total:	418,233(6)	12.56%

* Less than 1%

(1)	The preceding table includes the following shares held under the Company’s profit sharing plan and shares underlying options that are exercisable within 60 days of November 11, 2015.

Name of Beneficial Owner	Shares Under Profit Sharing Plan	Shares Under Option Exercisable Within 60 Days
John E. Anderson	0	0
James N. Anderson IV	0	0
Edward L. Baker	0	0
Thompson S. Baker II	7	3,091
Luke E. Fichthorn III	0	0
John D. Klopfenstein	3,602	2,993
John D. Milton, Jr.	0	35,625
Robert H. Paul III	0	0
Robert E. Sandlin	4,077	12,648

(2)	Includes 29,099 shares held in trust for the benefit of children of John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership. Mr. Baker’s reported ownership also includes 141,091 shares held in a trust for the benefit of Edward L. Baker and his family members for which Edward L. Baker serves as trustee. Mr. Baker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Includes 141,091 shares held in a trust for the benefit of Edward L. Baker and his family members for which he and Edward L. Baker serve as trustees. Mr. Baker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Baker’s reported ownership also includes 733 shares directly owned by Mr. Baker’s spouse, 2,193 shares held for the benefit of Mr. Baker’s minor children, and 13 shares held in his Company’s profit sharing plan and his employee stock purchase plan.

(4)	Includes 100 shares owned by the spouse of Mr. Fichthorn as to which he disclaims any beneficial interest and 3,000 shares owned by the M/B Disbro Trust, of which Mr. Fichthorn is a co-trustee and income beneficiary.

(5)	Mr. Paul’s beneficial ownership includes 2,008 shares held in the Barbara Cummer Paul Trust. Mr. Paul disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)	The beneficial ownership for Messrs. Edward L. Baker and Thompson S. Baker II each include 141,091 shares held by a trust for the benefit of Mr. Edward L. Baker for which they serve as co-trustees. The shares have only been counted once for the purpose of calculating the beneficial ownership total for all officers and directors as a group.

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Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company’s common stock on November 11, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Edward L. Baker John D. Baker II Thompson S. Baker II Edward L. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	217,936(1) 489,811(1) 185,971(1) 403,591(1)	6.66% 14.97% 5.68% 12.33%
Sarah B. Porter and Cynthia P. Ogden, as trustees for the separate trust for Sarah B. Porter created under the Cynthia L’Engle Baker Trust u/a/d April 30, 1965 1165 5th Avenue #10-D New York, NY 10029	304,637	9.31%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	389,563(2)	11.90%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	295,369(3)	9.02%
PVAM Perlus Microcap Fund L.P. 5th Floor, 37 Esplande St. Hellier Jersey Channel Islands JE1 2TR PVAM Holdings Ltd. 600 Montgomery Street 6th Floor San Francisco, CA 94111 Pacific View Asset Management (UK) LLP North Hall Farm Road North Hall Road Quendon, Essex, United Kingdom CB113XP	169,419(4)	5.18%

(1)	The beneficial ownership for Messrs. John D. Baker II and Edward L. Baker II includes 371,158 shares held in a trust for the benefit of John D. Baker II and his family members for which John D. Baker II and Edward L. Baker II serve as trustees. John D. Baker II and Edward L. Baker II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. See the tables in the section of this Proxy Statement entitled “Directors, Director Nominees and Executive Officers” and the accompanying notes for further details on shares beneficially owned by Edward L. Baker and Thompson S. Baker II.

(2)	In a Schedule 13G filed with the SEC on March 9, 2015, Royce & Associates, LLC reported that, as of February 28, 2015, it had sole voting and dispositive power with respect to 389,563 shares of Patriot common stock.

(3)	In a Schedule 13G filed with the SEC on February 10, 2015, T. Rowe Price Associates, Inc. reported that, December 31, 2014, it had sole voting power with respect to 43,900 shares of FRP Holdings, Inc. common stock and sole dispositive power with respect to 886,108 shares of FRP Holdings, Inc. common stock, which number includes 798,800 shares of FRP Holdings, Inc. common stock to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power. T. Rowe Price Associates, Inc. has not filed a Schedule 13G to report its ownership in the Company following the Spin-off, but we estimate that it would have received 295,369 shares of Patriot common stock as a result of the Spin-off.

(4)	In a Schedule 13G filed with the SEC on September 25, 2015, PVAM Perlus Microcap Fund L.P., PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP reported that, as of June 30, 2015, each had shared voting and dispositive power with respect to 169,419 shares of common stock of the Company.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, except as described below.

Mr. Paul exercised options to purchase stock of the Company on February 18, 2015 and reported the transaction on Form 4 three days after the filing deadline due to an administrative oversight. Mr. Thompson Baker exercised options to purchase stock of the Company on February 19, 2015 and reported the transaction on Form 4 two days after the filing deadline due to an administrative oversight. Mr. John D. Baker, a beneficial owner of more than 10% of the Company’s outstanding common stock, was required to file a Form 3 at the time of the Spin-off. Due to an administrative oversight, his Form 3 was not filed at that time, but his subsequent Form 4 was filed timely at the time of the Spin-off. A Form 3 for Mr. Baker was filed on March 2, 2015. Mr. Edward L. Baker II, a beneficial owner of more than 10% of the Company’s outstanding common stock, may have been required to report his beneficial ownership on Form 3 at the time of the Spin-off. The nature of Mr. Edward L. Baker II’s beneficial ownership in the Company is largely serving as a trustee and co-trustees for various trusts for the benefit of other individuals. Mr. Edward L. Baker II shall report his beneficial ownership in the Company from this point forward. A Form 3 for Mr. Edward L. Baker II reflecting his beneficial ownership in the Company as a result of the Spin-off was filed on March 2, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2015 (the “named executive officers”). Each of our named executive officers has served as an employee of the Company for the past five years, and in most cases, for many years.

Name	Title	Age	Position Since(1)
Thompson S. Baker II	President and CEO	56	10/1/2010
John D. Milton, Jr.	Executive Vice President and CFO	70	6/16/2008
Robert E. Sandlin	Vice President	54	2/16/2005
John D. Klopfenstein	Controller and Chief Accounting Officer	52	3/1/2003
James N. Anderson IV	VP of Safety and Risk Management (2)	53	2/16/2013

(1)	The dates reflected in this column are the dates on which each named executive officer was appointed to his position with FRPH prior to the Spin-off. Each named executive officer was appointed to his current position with the Company on December 3, 2014.
(2)	Mr. Anderson has also served as the Vice President of Safety for Florida Rock & Tank Lines, Inc. since 2000.

As discussed in the Proxy Statement, Patriot became an independent, publicly-traded company on January 30, 2015 as the result of a spin-off (“Spin-off”) from FRP Holdings, Inc. (“FRPH”). Prior to the Spin-off, each of our named executive officers was employed by FRPH. Compensation for our named executive officers for fiscal year 2015 was determined by FRPH in accordance with FRPH’s compensation program prior to the Spin-off. Patriot’s compensation program mirrors that of FRPH in many respects. The discussion in this section applies to Patriot’s compensation program, but will provide insight on the compensation decisions made by FRPH regarding our named executive officers for fiscal year 2015.

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Executive Summary

Total Shareholder Return

The following table and graph compare the performance of the Company’s common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing February 2, 2015 and ending on September 30, 2015. The graph assumes that $100 was invested on February 2, 2015 in the Company’s common stock and in each of the indices and assumes the reinvestment of any dividends.

COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*

Among Patriot Transportation Holding, the NASDAQ Composite Index, and the NASDAQ Transportation Index

$120
$110
$100
$90
$80
$70
$60
2/2/15
2/15
3/15
4/15
5/15
6/15
7/15
8/15
9/15
Patriot Transportation Holding
NASDAQ Composite
NASDAQ Transportation

*$100 invested on 2/2/15 in stock or 1/31/15 in index, including reinvestment of dividends.
Fiscal year ending September 30.

	2/2/2015	3/2015	4/2015	5/2015	6/2015	7/2015	8/2015	9/2015
Patriot Transportation Holding, Inc.	$100	$98	$109	$112	$112	$107	$102	$95
NASDAQ Composite	$100	$107	$105	$107	$110	$108	$111	$103
NASDAQ Transportation	$100	$103	$106	$100	$96	$96	$99	$94

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Linking Compensation to Performance

The objective of our compensation program is to attract, retain and motivate talented leaders who will act in support our strategic objectives and core values to maximize shareholder value. We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. The charts below show our target executive compensation mix and actual executive compensation mix for 2015. The charts include the sum of (i) base salary, (ii) target cash incentive award, (iii) stock option grants and (iv) other compensation (discussed in the section entitled “Executive Compensation” in this Proxy Statement).

The Role of Our Compensation Committee

Our Compensation Committee establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. In fiscal 2015, John E. Anderson, Luke E. Fichthorn III and Robert H. Paul III, served as the members of the Compensation Committee. Mr. Paul, who served as a director for FRPH for 20 years prior to the Spin-off , is the Committee Chairman. Each member of the Compensation Committee qualifies as (i) an independent director under the listing standards of The Nasdaq Stock Market and (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act. Additionally, no member of the Compensation Committee accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries (other than fees received due to services on the Board and its committees or fixed amounts of compensation under the Company’s retirement plans for prior service with the Company).

The Compensation Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Committee takes many factors into account, including the individual’s performance, tenure, experience and responsibilities; the performance of the Company; retention considerations; the recommendations of management; the individual’s historic compensation and, beginning in 2016, the results of the shareholder advisory vote on executive compensation.

Note Relating to the Spin-off

As discussed in this Proxy Statement, Patriot became an independent, publicly-traded company on January 30, 2015 as the result of a spin-off (“Spin-off”) from FRP Holdings, Inc. (“FRPH”). Prior to the Spin-off, each of our named executive officers was employed by FRPH. Executive compensation for fiscal 2015 was determined by FRPH’s Compensation Committee prior to the Spin-off. In connection with the Spin-off, Patriot and FRPH entered into a Transitions Services Agreement, pursuant to which certain executive officers serve in their respective capacities for both FRPH and Patriot. As such, in fiscal 2015, FRPH and Patriot shared certain compensation costs associated with such officers. All compensation attributable to such officers is paid directly by Patriot, and Patriot is reimbursed by FRPH to the extent compensation is attributable to FRPH.

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Base Salary and Other Compensation. Messrs. Baker, Milton and Klopfenstein are currently employed by both Patriot and FRPH, and as such, Patriot and FRPH share the compensation expenses for these executives. Pursuant to the Transition Services Agreement, 50% of the base salaries and “Other Compensation” (discussed in the section entitled “Executive Compensation”) for Messrs. Baker, Milton and Klopfenstein is attributable to FRPH and 50% is attributable to Patriot. Messrs. Baker, Milton and Klopfenstein receive compensation in the form of stock option grants and cash incentive awards from both companies, and each company bears its own compensation expenses relating to such awards. Information relating to the compensation of Messrs. Baker, Milton and Klopfenstein in this Proxy Statement for fiscal 2015 and prior years reflects only the portion of their executive compensation awards attributable to Patriot (and for fiscal years 2013 and 2014, the transportation segment of FRPH). Compensation awards relating to duties performed for the benefit of FRPH is discussed in the footnotes to the tables in this section.

Messrs. Sandlin and Anderson’s current employment with the Company and former employment with FRPH relates solely to the transportation business. As such, 100% of the compensation awards for Messrs. Sandlin and Anderson are attributable to Patriot for fiscal 2015. As such, the information relating to the compensation awards for Messrs. Sandlin and Anderson in this Proxy Statement for fiscal 2015 and prior years reflects the their total compensation awards for each fiscal year.

Stock Option Grants. Prior to the Spin-off, our named executive officers were granted stock options in FRPH as a component of their 2015 compensation in accordance with the FRPH compensation program. Following the Spin-off, FRPH stock options granted in fiscal 2015 and prior years were canceled and replacement options to purchase common stock of FRPH and Patriot were issued. The replacement options issued to executive officers have a combined intrinsic value equal to the intrinsic value of the original option to purchase FRPH common stock. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of FRPH common stock on the date of the Spin-off. Our named executive officers receive Patriot stock options each year as a component of their executive compensation. Future grants of Patriot stock options will be determined by the Patriot Compensation Committee in connection with each officer’s employment with the Company.

Cash Incentive Compensation. Historically, and prior to the Spin-off, cash incentive compensation awarded to Messrs. Baker, Milton and Klopfenstein as a component of their compensation from FRPH was based on performance goals of the real estate and transportation segments of the FRPH. As a result of the Spin-off, Messrs. Baker, Milton and Klopfenstein each became eligible to receive a cash bonus from FRPH if the real estate performance goals were met and a cash bonus from Patriot if transportation-related performance goals were met. Information relating to cash bonuses awarded to Messrs. Baker, Milton and Klopfenstein in fiscal 2015 and previous years reflects only cash bonuses awards relating to the performance of Patriot (and for fiscal 2013 and 2014, the transportation segment of FRPH).

Our Philosophy and Objectives

We Focus on Strategic Objectives. Our compensation decisions are driven by Patriot’s business strategy. It is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company’s growth with the ultimate objective of improving shareholder value. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve Patriot’s strategic objectives.

We Believe in Pay for Performance. We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions. A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives. Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility.

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Compensation Should be Reasonable and Responsible. It is essential that Patriot’s overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation. The Compensation Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company’s financial objectives.

Benchmarking

The compensation program is designed to integrate with the Company’s business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Compensation Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

“Say on Pay” Advisory Vote on Executive Compensation

We have included a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” proposal) in our Proxy Statement this year. The Compensation Committee believes that the say on pay vote is important to solicit shareholder feedback on our compensation approach. We value the opinions of our shareholders and will consider the outcome of the 2016 say on pay vote when designing our compensation programs and policies and making compensation decisions.

Compensation Components

Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer’s written recommendations, the observations of the Chief Executive Officer and of the Compensation Committee members regarding individual performance and internal pay equity considerations.

We set base salaries on a calendar year basis. The following table reflects the adjustments made to the base salaries of the named executive officers for calendar years 2015 and 2016.

Name and Title	2015 Base Salary	2016 Base Salary	% Increase from 2015
Thompson S. Baker II, President and CEO(1)	$210,000	$216,300	3%
John D. Milton, Jr., Executive Vice President and CFO(1)	$ 82,500	$100,000	21.2%
Robert E. Sandlin, Vice President	$275,000	$288,750	5.1%
John D. Klopfenstein, Controller and Chief Accounting Officer(1)	$ 92,400	$ 95,172	3%
James N. Anderson IV, VP of Safety and Risk Management	$154,500	$160,000	3.6%

(1)	In addition to the base salaries reflected in this table, Messrs. Baker, Milton and Klopfenstein receive a base salary in the respective amounts shown this table in connection with their employment with FRPH. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

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Cash Incentive Compensation

The Patriot Transportation Holding, Inc. Management Incentive Compensation Plan (the “MIC Plan”) provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price.

The Compensation Committee has established performance objectives based on targeted levels of after-tax return on average capital employed. We believe that after-tax return-on-capital employed (ROCE) is an important measure of performance in an asset-intensive business, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. For purposes of this bonus calculation, return on average capital employed is defined as the Company’s net income excluding the after-tax cost of financing, divided by its total monthly average capital employed.

The following table describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2015 and 2016:

Name	Year	Potential Bonus as a % of Salary	Performance Targets
Thompson S. Baker II President & CEO	2016	100%	Achievement of a targeted level of ROCE(1)(2)(3)(4)
	2015	100%	Achievement of a targeted level of ROCE.(1)(2)(3)
John D. Milton, Jr. Executive VP & CFO	2016	100%	Achievement of a targeted level of ROCE(1)(2)(3)
	2015	100%	Achievement of a targeted level of ROCE.(1)(2)(3)(4)
Robert E. Sandlin Vice President	2016	121%	Achievement of a targeted level of ROCE(1)(2)(3)(5)
	2015	121%	Achievement of a targeted level of ROCE. (1)(2)(3)
John D. Klopfenstein Controller and Chief Accounting Officer	2016	50%	Achievement of a targeted level of ROCE(1)(2)(3)
	2015	50%	Achievement of a targeted level of ROCE.(1)(2)(3)(4)
James N. Anderson IV VP of Safety and Risk Management	2016	60.5%	Achievement of a targeted level of ROCE(1)(2)(3)(5)
	2015	60.5%	Achievement of a targeted level of ROCE(1)(2)(3)

(1)	Each executive’s bonus is also contingent on the achievement of certain individual objectives.

(2)	Named executive officers are or were eligible to receive a bonus up to the specified percentage of his base salary if the Company achieves a specified level of after-tax return on capital employed (“ROCE”). If after-tax ROCE exceeds the threshold level but is less than the target level, the bonus is prorated. For 2015, the threshold and target after-tax ROCE levels for the transportation group were 10.5% and 13.0% respectively, and for 2016, 9.5% and 12.5%., respectively. Messrs. Sandlin and Anderson are eligible to earn an additional 10% of their respective eligible bonuses (which is included in the potential bonus percentages disclosed above) upon the achievement of an after-tax ROCE of 13.5%. Capital employed excludes the effect of prepaid insurance premiums to a captive insurer.

(3)	For each year, a portion of the bonus for each officer was contingent on a determination that the internal control over financial reporting for the company was effective for the applicable year.

(4)	In addition to their bonus eligibility relating to the Company’s ROCE, Messrs. Baker, Milton and Klopfenstein were also eligible to receive a bonus up to the respective percentages shown in this table based on the performance of FRPH. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

Cash-based incentive compensation comprises a significant portion of the potential total compensation of the named executive officers. For fiscal 2015, cash-based incentive compensation comprised approximately 20% actual total compensation of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

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Stock Options

Long-term equity incentives motivate executives to make decisions that focus on long-term growth and thus increase shareholder value. The Compensation Committee believes that such grants help align our executive officers’ interests with the Company’s shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation. Under our compensation program, all stock options incorporate the following features: the term of the grant does not exceed 10 years; the grant price is not less than the market price on the date of grant; grants do not include “reload” provisions; re-pricing of options is prohibited, unless approved by the shareholders; and to encourage employee retention, most options vest over a period of years.

The table below shows the following option awards approved by the Compensation Committee for fiscal 2015 and 2016. In making these grants, the Compensation Committee considered each executive officer’s performance, total compensation package, value to the Company and prior stock option grants.

Name	2015 Option Grant(1)	2016 Option Grant
Thompson S. Baker II President & CEO	4,113	9,365
John D. Milton, Jr. Executive VP & CFO	3,125	7,220
Robert E. Sandlin Vice President	2,057	12,521(2)
John D. Klopfenstein Controller and Chief Accounting Officer	1,110	2,530
James N. Anderson IV VP of Safety and Risk Management	--	1,773(2)

(1)	Option grants for 2015 reflect the options issued at the time of the Spin-off in replacement of options issued by FRPH to the named executive officers in 2015. For a full discussion relating to the issuance of replacement options, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

(2)	For fiscal 2016, Messrs. Sandlin and Anderson received incentive-based compensation in the form of stock options having a Black-Scholes value equal to 10% of their respective base salaries. Of the options disclosed in this table, 3,156 of Mr. Sandlin’s and 1,773 of Mr. Anderson’s 2016 option awards account for such incentive-based option awards. These stock options vest if the goals specified in the section entitled “Compensation Discussion and Analysis – Compensation Components- Cash Incentive Compensation” is achieved for fiscal 2016.

All of the options described above vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date. The per share option price for all options is the closing price of the Company’s common stock on the grant date.

The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee made grants to the named executive officers because the Committee believes that equity incentives should be a significant part of their compensation package. The Committee plans to continue to evaluate the use of equity compensation as a tool to motivate management.

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Health and Welfare Benefits

In addition to participating in the same health and welfare plans, including our 401(k) plan, as do our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into change-in-control agreements with Messrs. Sandlin and Klopfenstein. The agreements are “double trigger” agreements that will pay benefits to Messrs. Sandlin and Klopfenstein, under certain circumstances, if they are terminated following a change-in-control of the Company or a sale of their particular business unit. The agreements provide that each will be entitled to receive an amount equal to two times his base salary plus maximum bonus if, during the two years after a change-in-control or sale of Florida Rock & Tank Lines, Inc. his employment is terminated other than for “cause” or he resigns for “good reason.” In addition, Messrs. Sandlin and Klopfenstein will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title or authority.

We believe these change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting is not awarded upon a change of control unless the executive’s employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled “Summary Compensation Table.”

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

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Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices.  The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is a policy of the Board of Directors that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	John E. Anderson
Luke E. Fichthorn III
Robert H. Paul III

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EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for fiscal years 2015, 2014 and 2013.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Base Salary(1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thompson S. Baker II President and CEO (5)	2015	$208,357	$200,000	---	$25,243	$433,600
	2014	$201,944	$200,000	---	$23,924	$425,868
	2013	$197,500	$200,000	$197,500	$13,649	$608,649
John D. Milton, Jr. Executive VP and CFO(5)	2015	$ 82,500	$ 87,972	---	$13,451	$183,923
	2014	$ 82,500	$ 91,102	---	$21,663	$195,265
	2013	$ 82,500	$ 55,139	$47,520	$12,870	$198,029
Robert E. Sandlin Vice President	2015	$267,458	$100,000	$224,675	$18,968	$611,101
	2014	$257,300	$100,000	---	$26,953	$384,253
	2013	$245,063	$100,000	$300,080	$17,574	$662,717
John D. Klopfenstein, Controller and CAO(5)	2015	$ 92,400	$ 54,000	$ 41,197	$ 5,927	$193,524
	2014	$ 91,300	$ 54,000	---	$16,029	$161,329
	2013	$ 87,000	$ 33,618	$ 44,000	$10,472	$175,090
James N. Anderson IV, VP of Safety and Risk Management	2015	$151,189	---	$ 56,470	$ 5,337	$212,996
	2014	$150,000	---	---	$ 7,918	$157,918
	2013	$142,713	---	$ 82,500	$ 6,287	$231,500

(1)	Following the Spin-off, Messrs. Baker, Milton and Klopfenstein remained employed by both the Company and FRPH. The base salaries for Messrs. Baker, Milton and Klopfenstein for 2015 and prior years reflect the portion of each officer’s respective base salary that is attributable to the transportation business. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

(2)	Amounts reflect the Black-Sholes value at the time of the grant. On February 3, 2015, in connection with the Spin-off, the option grants reflected in this table were canceled and replacement options to purchase Company common stock and FRPH common stock were issued. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

(3)	This column represents amounts paid under the MIC Plan. The performance objectives and threshold and target performance levels for these executives are described under the “Compensation Discussions and Analysis- Cash Incentive Compensation” section of the proxy statement.

(4)	For 2015, the components of “All Other Compensation” were as follows:

Name	Matching Contributions	Personal Use of Company Car	Medical Reimbursement (a)	Miscellaneous (b)	Use of Company Aircraft (c)
Thompson S. Baker II	$3,975	$2,451	$5,723	$ 387	$12,699
John D. Milton, Jr.	$2,475	$6,405	$ 516	$ 894	$ 3,162
Robert E. Sandlin	$8,012	$ 956	$3,995	$1,188	---
John D. Klopfenstein	$2,855	$1,942	$ 923	$ 207	---
James N. Anderson IV	$4,536	$ 387	---	$ 414	---

(a)	The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

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(b)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

(c)	We have operations throughout many of the Southeastern and Mid-Atlantic States. Our senior executive officers are required to travel extensively to these operations and to other locations as part of their responsibilities. To facilitate this travel, we purchased a company airplane in fiscal 2008. In fiscal 2016, the Company agreed to sell a 75% interest in the airplane to Edward L. Baker and John D. Baker II. We encourage our executive officers to use our airplane for non-business as well as business travel for safety and security reasons and to make the best use of their time. They reimburse us for non-business use for fuel used, crew travel expenses, airport fees, catering, passenger ground transportation plus an additional charge per day of the lesser of $1,000 or the amount of fuel used. The amount shown represents the difference between the allocated total costs excluding depreciation of use of our airplane for non-business use and the amount reimbursed by the named executive officer.

(5)	In addition to the compensation awards reflected in this table, Messrs. Baker, Milton and Klopfenstein received a base salary, option award and non-equity incentive compensation award in the respective amounts shown in this table in connection with their employment with FRPH for each fiscal year listed. For additional information, “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement. For purposes of consistency of proration, the amounts shown for fiscal 2013 and 2014 represent one-half of the amount paid to such named executive officer by FRPH.

Grants of Plan-Based Awards

The following table sets forth information concerning option grants and estimated future payouts under cash incentive plans for the named executive officers. On December 3, 2014, prior to the Spin-off, our named executive officers were granted annual stock option awards and incentive compensation pursuant to the FRPH executive compensation program. Following the Spin-off, incentive compensation was ratified by Patriot’s Compensation Committee and the outstanding FRPH stock options held by the officers and directors of the Company were canceled and replacement options to purchase shares of Patriot were issued to our officers and directors. For a full discussion relating to the replacement options and incentive compensation, please refer to the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement. The option grants in the table below reflect those options that were granted in fiscal 2015.

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Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards(4)(5)
		Threshold (1)	Target (2)	Maximum (3)
Thompson S. Baker II President and CEO	2/1/2015	$42,000	$210,000	$210,000	12,340	$35.89	$200,000
John D. Milton, Jr. Executive VP & CFO	2/1/2015	$16,500	$ 82,500	$ 82,500	9,375	$35.89	$ 87,927
Robert E. Sandlin President	2/1/2015	$60,500	$302,500	$332,750	6,170	$35.89	$100,000
John D. Klopfenstein, Controller & Chief Accounting Officer	2/1/2015	$ 9,240	$ 46,200	$ 46,200	3,330	$35.89	$ 54,000
James N. Anderson IV, VP of Safety & RiskManagement	2/1/2015	$16,995	$ 84,975	$ 93,473	--	--	--

(1)	The threshold amounts represents 20% of each named executive officer’s target incentive compensation award, which is earned upon the achievement of an after-tax ROCE of 9.5%. The performance objectives and threshold and target performance levels for these executives are described above under “Compensation Discussion and Analysis – Cash Incentive Compensation.”

(2)	The target bonus amounts represent 110% of base salary for Mr. Sandlin, 100% of base salary for Messrs. Baker and Milton, 50% of base salary for Mr. Klopfenstein and 55% of base salary for Mr. Anderson. In addition to the awards reflected in this table, Messrs. Baker, Milton and Klopfenstein were eligible to receive option awards in the respective amounts shown in this table in connection with their employment with FRPH. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

(3)	For Messrs. Baker, Milton and Klopfenstein, the maximum bonus amounts for each respective named executive officer is the same as his target amount. Messrs. Sandlin and Anderson are eligible to receive an additional 10% of each respective officer’s eligible bonus upon the achievement of an after-tax ROCE of 13.5%.

(4)	Options were granted by FRPH on December 3, 2014 (prior to the Spin-off). Amounts reflect the number of shares awarded, exercise price and Black-Sholes value at the time of the grant. On February 3, 2015, in connection with the Spin-off, the option grants reflected in this table were canceled and replacement options were issued as follows: Mr. Baker was granted 12,340 FRPH options at an exercise price of $26.967 and 4,113 Patriot options at an exercise price of $26.769; Mr. Milton was granted 9,375 FRPH options at an exercise price of $26.967 and 3,125 Patriot options at an exercise price of $26.769; Mr. Sandlin was granted 6,170 FRPH options at an exercise price of $26.967 and 2,057 Patriot options at an exercise price of $26.769; and Mr. Klopfenstein was granted 3,330 FRPH options at an exercise price of $26.967 and 1,110 Patriot options at an exercise price of $26.769. For additional information, see the section entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

The value shown for option awards reflects the FASB ASC Topic 718 (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions: (i) risk-free interest rates of 2.00% for the fiscal 2015 grants to Messrs. Baker, Sandlin, Klopfenstein, and David H. deVilliers, Jr., and 0.96% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 40.77% for the fiscal 2015 grants to Messrs. Baker, Sandlin, Klopfenstein and David H. deVilliers, Jr., and 36.88% for the fiscal 2015 grant to Mr. Milton, and (iv) expected life of stock options of 7 years for the fiscal 2015 grants (3 years in the case of the grant to Mr. Milton). The stock options granted to Mr. Milton in fiscal 2015 vest immediately. The stock options granted to Messrs. Baker, Sandlin, Klopfenstein, and David H. deVilliers, Jr. vest ratably over 5 years. All stock options have a term of 10 years.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2015. Information pertaining to stock option awards relates to the replacement options granted at the time of the Spin-off. For additional information about replacement options, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Executive Summary- Note relating to the Spin-off” in this Proxy Statement.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price(3)	Option Expiration Date(4)
Thompson S. Baker II President & CEO	2,378	3,569	$19.541	12/05/2022
	713	2,853	$30.871	12/04/2023
	--	4,113	$26.769	12/03/2024
John D. Milton, Jr., Executive VP & CFO	10,000	--	$21.441	06/15/2018
	10,000	--	$18.236	06/15/2019
	2,500	--	$23.987	12/02/2019
	2,500	--	$19.092	12/01/2020
	2,500	--	$16.595	12/05/2021
	2,500	--	$19.541	12/05/2022
	2,500	--	$30.871	12/04/2023
	3,125	--	$26.769	12/03/2024
Robert E. Sandlin President	4,000	--	$18.838	08/18/2019
	2,535	--	$23.987	12/02/2019
	2,448	622	$19.092	12/01/2020
	2,119	1,413	$16.595	12/05/2021
	1,189	1,784	$19.541	12/05/2022
	357	1,426	$30.871	12/04/2023
	--	2,057	$26.769	12/03/2024
	--	3,156	$24.240	10/15/2025
John D. Klopfenstein Controller & Chief Accounting Officer	1,000	--	$23.987	12/02/2019
	800	200	$19.092	12/01/2020
	600	400	$16.595	12/05/2021
	400	600	$19.541	12/05/2022
	193	770	$30.871	12/04/2023
		1,110	$26.769	12/03/2024
James N. Anderson IV VP of Safety and Risk Management	--	1,773	$ 24.24	10/12/2025

(1)	Stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Sandlin, Klopfenstein and Anderson vest ratably over 5 years. All stock options have a term of 10 years.

(2)	Numbers reflect the replacement options granted at the time of the Spin-off.

(3)	Reflects option exercise price of replacement options granted at the time of the Spin-off.

(4)	Reflects the expiration date of the replacement options granted at the time of the Spin-off.

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Option Exercises and Stock Vested

The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during fiscal 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Thompson S. Baker II President & CEO	3,000	$36,729	--	--
John D. Milton, Jr., Executive VP & CFO	--	--	--	--
Robert E. Sandlin President	--	--	--	--
John D. Klopfenstein Controller & Chief Accounting Officer	--	--	--	--
James N. Anderson IV VP of Safety and Risk Management	--	--	--	--

Nonqualified Deferred Compensation

None of our named executive officers receives any nonqualified deferred compensation.

RELATED PARTY TRANSACTIONS

Transactions With Bluegrass Materials Company, LLC.

Patriot provides information technology services to Bluegrass Materials Company, LLC.  Mr. John Baker, brother of Edward L. Baker and uncle of Thompson S. Baker II, serves as Chairman of Bluegrass Materials, LLC, and his son, Edward L. Baker II, serves as its Chief Executive Officer.  Messrs. John Baker and Edward L. Baker II have a beneficial ownership interest in Bluegrass Materials, LLC. During fiscal 2015, Bluegrass Materials paid $490,000 to the Company for such information technology services.

In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Transactions With FRP Holdings, Inc.

In connection with the Spin-off, which is discussed in the section entitled “Separation of the Company From FRP Holdings, Inc.” in this Proxy Statement, we entered into a Separation and Distribution Agreement, a Tax Matters Agreement, an Employee Matters Agreement and a Transition Services Agreement, which provide a framework for our relationships with FRPH after the Spin-off. These agreements provide for the allocation between Patriot and FRPH of the assets, liabilities, and obligations of FRPH and its subsidiaries, and govern the relationships between Patriot and FRPH (including with respect to transition services, employee matters, real property matters, tax matters, and certain other commercial relationships). This summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements, which are listed as exhibits to the Company’s Current Report on Form 8-K filed on February 3, 2015.

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In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is available at www.patriottrans.com under Corporate Governance. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Patriot in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors. A copy of our Code of Business Conduct and Ethics is available at www.patriottrans.com under Corporate Governance.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. During fiscal 2015, the Audit Committee held three formal meetings. A copy of the Audit Committee Charter is attached as Appendix A.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees).

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In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, for filing with the Securities and Exchange Commission.

Submitted by:	John E. Anderson
Luke E. Fichthorn III
Robert H. Paul III
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hancock Askew & Co., LLP (“HA”) to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2015 and 2014 and for other services performed during such periods.

	2015(1)	2014(1)
Audit Fees (2)	$129,103	$225,363
Audit Related Fees (3)	$28,053	$190,919
Tax Fees	0	0
All Other Fees	0	0
Total	$157,156	$416,282

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(1)	Prior to the completion of the Spin-off on January 30, 2015, audit, audit-related, tax and other fees were paid by FRPH because the Company’s results were included in the consolidated financial statements of FRPH. Fees reported for fiscal 2014 include fees for both FRPH and Patriot.

(2)	Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements and the audit of internal control over financial reporting.

(3)	Audit related fees consisted principally of audits of employee benefit plans and services pertaining to technical accounting consultations.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal 2015.

PROPOSALS

Proposal No. 1: Election Of Directors

Under our existing Articles of Incorporation (“Existing Articles”), the Board of Directors is divided into four classes. If Proposal No. 3 in this Proxy Statement is approved by the shareholders at the Annual Meeting, these classes will be eliminated and directors will be elected each year at the annual meeting of shareholders for a one-year term. In anticipation of the approval of Proposal No. 3 by our shareholders, all directors elected at the Annual Meeting will serve a one year-term.

In the event Proposal No. 3 is not approved by the shareholders, the directors elected at the Annual Meeting will be divided into classes and will serve until the annual meeting of shareholders held in 2016, where directors will be elected to staggered terms in accordance with our Existing Articles.

Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors and Corporate Governance.”

If you are a shareholder of record, your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

The Board unanimously recommends a vote “FOR” the election of these nominees as directors.

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Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew & Co., LLP (“Hancock Askew”) as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal 2016. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

We selected Hancock Askew based on its longstanding relationship with FRPH, which began in 2006. No relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for fiscal year 2016 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s independent registered public accounting firm for fiscal year 2016, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Note Regarding Proposals No. 3, 4 And 5

Proposals No. 3, 4, and 5 pertain to amending the Company’s Articles of Incorporation. In connection with the Spin-off, the Company adopted Articles of Incorporation identical to those of FRPH. The Board now seeks shareholder approval to amend certain provisions of the Articles of Incorporation that no longer align with corporate governance best practices or that have only historical significance.

The Board has unanimously adopted the Amended and Restated Articles of Incorporation as set forth in Appendix B (“Amended Articles”) and is submitting for shareholder approval the provisions to be amended. The Amended Articles, including only those amendments approved by the shareholders, will become effective upon filing with the Department of State of the State of Florida, which we intend to do promptly upon approval of one or more of the proposed amendments at the Annual Meeting. The Amended Articles are identical to the Company’s Existing Articles except for the changes described in Proposals No. 3, 4, and 5. None of these proposals is conditioned on the approval of any other proposal, so a negative vote on one proposal will not affect the vote on any other proposal.

Proposal No. 3: Declassify The Board of Directors

The Company’s Existing Articles of Incorporation divide our Board of Directors into four classes, with one class being elected annually to serve a four year term.

The Board of Directors proposes to eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2016 Annual Meeting of shareholders.

The Nominating and Corporate Governance Committee has recommended that the Company declassify its Board of Directors. The Nominating and Corporate Governance Committee has considered carefully the advantages and disadvantages of maintaining a classified board structure. After this assessment, the full Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has decided that this is an appropriate time to propose declassifying the Board. This determination by the Board of Directors furthers its goal of ensuring that the Company’s corporate governance policies maximize management accountability to shareholders and would, if adopted, allow shareholders the opportunity each year to register their views on the performance of the Board of Directors.

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The proposed Amended Articles eliminate the classification of the Board effective upon the Company’s 2016 Annual Meeting and provides for the annual election of all directors. If the Proposal No. 3 is approved, the entire Board will stand for election annually and the term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of shareholders.

The approval of Proposal No. 3 will not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Approval of Proposal No. 3 will result in the amendment of ARTICLE VII of the Company’s Existing Articles (ARTICLE V of the Company’s Amended Articles, as shown on Appendix B).

The Company’s Existing Articles provide that any amendment to this provision may only be approved by the affirmative vote of seventy-five percent (75%) of the Company’s outstanding voting stock. Therefore, approval of Proposal No. 3 requires the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote. Abstentions and “broker non-votes” will have the same effect as votes against this proposal.

The Board of Directors has unanimously adopted the Amended Articles as set forth on Appendix B, which incorporates this amendment. The Board of Directors recommends that shareholders vote “FOR” Proposal No. 3.

Proposal No. 4: Eliminate The Supermajority Vote Requirement For Approval For Certain Transactions With Affiliates Of The Company

The Existing Articles currently require the approval of the holders of at least 75% of our common stock to complete any of the following transactions or business combinations with a related person (as defined below):

•	any merger or consolidation between the Company or any of its subsidiaries and a related person;

•	any sale, lease, exchange, transfer, or other disposition, including a pledge, not in the ordinary course of business, of more than 10% of the fair market value of the total assets of the Company or any of its subsidiaries to a related person;

•	any sale, lease, exchange, transfer, or other disposition, including a pledge, not in the ordinary course of business, by a related person to the Company of assets equaling at least 10% of the fair market value of the total assets of the Company;

•	any exchange of equity securities of the Company for securities of a related person;

•	the adoption of any plan or proposal for liquidation or dissolution of the Company proposed by or on behalf of a related person;

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•	the issuance of any securities of the Company or any of its subsidiaries to a related person;

•	any recapitalization, reclassification, merger, consolidation, exchange of securities or other transaction that would have the effect of directly or indirectly increasing the voting power of a related person with respect to the Company or any of its subsidiaries; and

•	entering into any agreement, contract, or other arrangement providing for any of the transactions described above.

For purposes of the restrictions described above, a “related person” is any individual, corporation, partnership, or other person which, together with its affiliates and associates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) beneficially owns at least 10% of the outstanding voting stock of the Company, and any affiliate or associate of any such individual, corporation, partnership, or other person. The definition of related person does not include any person who acquired beneficial ownership of at least 10% of the Company’s outstanding voting stock on or before February 2, 1989.

The Company is subject to Section 607.0901 of the Florida Business Corporation Act (the “fair price provision”) which imposes certain requirements on certain transactions (merger, sales of assets or the issuance of more than 5% of our common stock) with shareholders who beneficially own more than 10% of our voting shares (an “interested shareholder”). This statute requires that an affiliated transaction with an interested shareholder meet one of the following conditions: (i) the transaction is approved by the disinterested directors; (ii) the transaction is approved by a two-thirds vote of the disinterested shareholders; or (iii) a statutory “fair price” is paid to the disinterested shareholders in the transaction.

The Board of Directors proposes to delete the supermajority voting requirement in our articles of incorporation, leaving only the requirements of the Florida Business Corporation Act to apply to the approval of this type of business combination.  Given that shareholders have the protection of the Florida fair price provision, the Board believes that it is appropriate to delete the Company’s provision on business combinations with interested shareholders and allow shareholders to rely on the protections provided under Florida law.

The Board of Directors has unanimously adopted the Amended Articles as set forth on Appendix B, which incorporates this amendment. The Board of Directors recommends that shareholders vote “FOR” Proposal No. 4.

Proposal No. 5: Delete Or Modify Miscellaneous Provisions Of The Existing Articles

Deletion of Series A Preferred Stock

The Series A Preferred Stock was included in the Company’s Existing Article due to a Shareholder Rights Plan previously maintained by FRPH, which is now expired. No shares of the Series A Preferred Stock have been issued. The Board of Directors propose to eliminate this language as it is no longer necessary.

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Deletion or Modification of Items of Only Historical Significance

There are certain provisions in our Existing Articles, included because our Existing Articles were substantially identical to the articles of incorporation of FRPH, that are no longer applicable to the Company. The Board of Directors proposes to eliminate or modify these historical provisions as described below.

1.       Eliminate ARTICLE II. GENERAL NATURE OF BUSINESS.

Article II of the Existing Articles contain an extensive list of the nature of the business to be conducted by the Company and the corporate powers of the Company. This provision is no longer necessary as Florida law provides that Florida corporations may engage in any lawful activities.

The Board of Directors has unanimously adopted the Amended Articles as set forth on Appendix B, which incorporates this amendment. The Board of Directors recommends that shareholders vote “FOR” Proposal No. 5.

Proposal No. 6: Advisory Vote On Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to vote “FOR” approval of our executive compensation program. This non-advisory vote is commonly referred to as “say-on-pay.”

As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the Board proposes that you indicate your support for the Company’s compensation philosophy, policies, and procedures and their implementation in fiscal year 2016 as described in this Proxy Statement.

Proposal No. 7: Frequency of Advisory Vote On Executive Compensation

In accordance with the Dodd-Frank Act, we are proposing an advisory vote as to the frequency of future advisory votes on executive compensation. This non-binding advisory vote is commonly referred to as “say-on-frequency.” Shareholders may vote that the say-on-pay advisory vote should be held every one, two or three years.

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Our Board of Directors recognizes the value of shareholder feedback on a regular basis. Although our executive compensation programs are designed to promote a long-term connection between pay and performance, compensation decisions are made annually. After careful consideration, the Board has determined that it is in the best interest of the Company and its shareholders to hold a say-on-pay vote each year.

The frequency of the say-on-pay vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Although this is a non-binding advisory vote, our Board of Directors values the opinions of our shareholders and will take into account the outcome of the vote when considered the frequency of the say-on-pay vote.

The Board of Directors recommends that you select “ONE YEAR” as the frequency of the advisory say-on-pay vote.

ADDITIONAL INFORMATION

Shareholder Proposals

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2017 must be delivered in writing to the principal executive offices of the Company no later than September 1, 2016. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is [November 10, 2016]. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by [November 10, 2016].

Annual Report on Form 10-K

Shareholders may receive without charge a copy of Patriot Transportation Holding, Inc.’s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202. This report also is available through our website, www.patriottrans.com.

BY ORDER OF THE BOARD OF DIRECTORS

December 28, 2015	John D. Milton, Jr.
Secretary

PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE

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APPENDIX A

Adopted December 3, 2014

PATRIOT TRANSPORTATION HOLDING, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee, a committee of the Board of Directors (the ”Board”) of New Patriot Transportation Holding, Inc. (the “Company”), is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. To fulfill their obligations, the Committee relies on: (i) management for the preparation and accuracy of the Company’s financial statements; (ii) both management and the Company’s internal auditor for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and (iii) the Company’s independent auditors for an unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls. The members of the Audit Committee are not employees of the Company and are not responsible for planning or conducting audits or determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “Commission”). A person who satisfies the definition of audit committee financial expert will also be presumed to have financial sophistication.

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Notwithstanding the foregoing, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Audit Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the board’s determination, shall be disclosed in the Company’s annual proxy statement.

In addition, if an Audit Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board in existence from time to time. The members of the Audit Committee shall be appointed for one year and shall serve until the appointment of their successors. Audit Committee members may be replaced by the Board at any time.

Meetings

The Audit Committee shall meet at least quarterly.

The Audit Committee shall meet periodically in separate executive sessions with management, any internal auditors~~,~~ and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of the Committee or its advisors.

The Audit Committee will meet at the call of its Chairman or the Chairman of the Board of Directors.

A majority of the Audit Committee members will be a quorum for the transaction of business.

The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will be deemed the action of the Audit Committee without a meeting if all of the Audit Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

Minutes shall be taken at each meeting of the Audit Committee and included in the Company’s corporate records.

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Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to (i) select and retain the independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s financial statements and internal control over financial reporting, (ii) set the compensation of the Company’s independent auditors, (iii) oversee the work done by the Company’s independent auditors, and (iv) terminate the Company’s independent auditors, if necessary. The Audit Committee also shall have sole authority to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee also may establish policies and procedures for the Committee’s pre-approval or permitted services by the Company’s independent auditors or other registered public accounting firms on an ongoing basis.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall conduct an annual self-evaluation to assess the effectiveness of the Audit Committee and its compliance with the requirements of this Charter and applicable listing standards and legal requirements. The Audit Committee shall report its conclusions to the Board.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

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4.

Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.

Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.

Review and discuss reports from the independent auditors on:

a.

all critical accounting policies and practices to be used;

b.

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

c.

other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

d.

for any other matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.

7.

Discuss with management and approve the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.

Discuss with the independent auditor and management (i) any audit problems or difficulties, including any difficulties encountered in the course of the audit work (such as restrictions on the scope of activities or access to information, (ii) any significant disagreements with management, and (iii) management’s response to these problems, difficulties or disagreements.

11.

Resolve any disagreements between the independent auditor and management.

12.

Review disclosures made to the Audit Committee by the Company’s CEO, CFO and CAO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.

Prepare the report required by the rules of the Commission (the ”Commission”) to be included in the Company’s annual proxy statement.

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14.

Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

15.

Review and evaluate the lead partner of the independent auditor team.

16.

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review or Public Company Accounting Oversight Board review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

17.

Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

18.

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

19.

Approve or establish policies for the Company’s hiring of employees or former employees of the independent auditor.

20.

Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

21.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

22.

Approve the hiring or dismissal of any senior internal auditing staff.

23.

Review the significant reports to management prepared by any internal audit staff and management’s responses.

24.

Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

25.

Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

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26.

Obtain reports from management, the senior member of any internal audit staff and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

27.

Approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K and that have not previously been approved by the Company’s independent directors.

28.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

29.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

30.

Discuss with counsel to the Company any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

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APPENDIX B

THIRD AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PATRIOT TRANSPORTATION HOLDING, INC.

These Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. were duly adopted by its board of directors on [DATE] and approved by its shareholders on [DATE].

ARTICLE I
NAME OF CORPORATION

The name of this corporation is Patriot Transportation Holding, Inc.

ARTICLE II

PRINCIPAL OFFICE

The principal office and mailing address of this corporation is 200 West Forsyth Street, 7th Floor, Jacksonville, FL 32202.

ARTICLE III
CAPITAL STOCK

1.

The maximum number of shares of capital stock which the corporation shall be authorized to have outstanding at any time is twenty-five million (25,000,000) shares of voting common stock with a par value of $.10 per share and five million (5,000,000) shares of preferred stock, to be issued in such classes and series as the board of directors may, in accordance with the provisions of Sections 607.0601 and 607.0602, Florida Statutes, as it now exists or may hereafter be amended and without further stockholder action, by resolution or resolutions, from time to time authorize to be issued.

2.

Each stockholder holding common stock shall have one vote for each share of common stock. Shareholders holding common stock shall have no cumulative voting rights in any election of directors of this corporation.

3.

Preferred stock, if authorized by the board of directors, shall comply with Florida law as then in effect, notwithstanding the following provisions.

(a)

The shares of preferred stock shall be of one or more classes and may be issued in one or more series at one time or from time to time as the board of directors may determine.

(b)

Shares of preferred stock and any series thereof shall have such relative rights and preferences with regard to dividend rates, redemption rights, conversion privileges, with such voting powers, full or limited, or without voting powers and with such other distinguishing characteristics, including designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors (and as are not in contravention of this certificate of incorporation, or any amendment thereto), including (but without limiting the generality of the foregoing) the following:

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(i)

The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors.

(ii)

The dividend rate or rates, if any, on the shares of such series and the relation which any such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which any such dividends shall be payable, whether and upon what conditions any such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate, whether the shares of such series shall be limited in dividends, if any, or whether they shall or may participate in dividends over and above the dividend rate, if any, provided for the shares of such series, and whether any such dividends shall be payable in cash, in shares of such series, in shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, or in other property, or in more than one of the foregoing.

(iii)

Whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

(iv)

The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, which rights may vary depending on whatever such liquidation, dissolution, distribution or winding up is voluntary or involuntary; may vary at different dates; and may vary otherwise.

(v)

Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

(vi)

Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

(vii)

Subject to the provisions of paragraph (b) of this Section 3 as to voting rights, the voting powers, full and/or limited, if any, of the shares of such series; and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class.

(viii)

Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance or as to the powers, preferences or rights of any such other series.

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(ix)

Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this certificate of incorporation.

(c)

No dividends shall be paid or declared or set apart for payment on any particular series of preferred stock in respect of any period unless accumulated dividends shall be or shall have been paid, or declared and set apart for payment, pro rata on all shares of preferred stock at the time outstanding of each other series which ranks equally as to dividends with such particular series, so that the amount of dividends declared on such particular series shall bear the same ratio to the amount declared on each such other series as the dividend rate of such particular series shall bear to the dividend rate of such other series.

(d)

Whenever any shares of preferred stock are redeemed or otherwise retired, other shares may be issued in lieu thereof by the board of directors as part of the series of which they were originally a part or as they may be reclassified into and reissued as a part of a new series, or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock and for such considerations as may be fixed by the board of directors.

4.

No stock shall be issued until the consideration for such stock has been fully paid, and when so paid shall be issued as fully paid and nonassessable. All or any part of the consideration for stock of the corporation may be paid in by, or used for the purchase of, real, personal, or intangible property, labor or services, or any combination thereof, at a just valuation thereof as determined by the board of directors or executive committee of the corporation at any regular meeting or at any special meeting pursuant to due notice as provided in the bylaws of the corporation.

5.

No holder of common stock of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, nor to any securities convertible into stock or securities of the corporation, nor to any options or warrants to acquire such stock or securities issued or sold, nor any right of subscriptions to any thereof.

6.

The corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the board of directors or executive committee, each representing a fractional interest in respect of one share of stock. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in respect of one or more full shares of stock shall entitle the holders thereof to receive one or more full shares of stock of the class and series, if any, specified in such scrip certificates. Such scrip certificates may contain such terms and conditions as shall be fixed by the board of directors or the executive committee, and may become void and of no effect after a period to be determined by the board of directors or executive committee and to be specified in such scrip certificates.

7.

The corporation, by resolution or resolutions of its board of directors or executive committee, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of stock or any other securities of the corporation, warrants, conversion privileges, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes or any other securities of the corporation, or to convert any other securities of the corporation into common stock of the corporation, such warrants, conversion privileges, rights or options to be evidenced by or in such instrument or instruments as shall be approved by the board of directors or executive committee. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, convertible securities, rights or options may be issued and any such shares or other securities may be purchased from the corporation, upon the exercise of any warrant, conversion privilege, right or option shall be such as shall be fixed and stated in the resolution or resolutions of the board of directors or executive committee providing for the creation and issue of such warrants, convertible securities, rights or options. The board of directors or executive committee is hereby authorized to create and issue any such warrants, convertible securities, rights or options, from time to time, for such consideration, and to such persons, firms or corporations, as the board of directors or executive committee may determine.

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ARTICLE IV

CORPORATE EXISTENCE

This corporation shall have perpetual existence.

ARTICLE V

DIRECTORS

The number of directors of this corporation is seven, but may be changed, but not to less than three, by the affirmative vote of a majority of the whole board of directors at the time in office or by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon. Each director shall serve a term of one year. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next annual meeting of shareholders. In no case, however, will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting and until his successor shall be elected and qualify. A director may only be removed for “cause”, which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, non-acceptance of office or such director having been adjudged by a court of competent jurisdiction to be liable for negligence of misconduct in the performance of his duty to this corporation in a matter of substantial importance to this corporation and such adjudication is no longer subject to direct appeal. This Article may be amended or repealed only by the affirmative vote of the holders of at least 75% of the shares of stock of this corporation entitled to vote thereon.

ARTICLE VI

OFFICERS

The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, and such other officers, with such titles, as may be prescribed by the board of directors, all of whom shall be elected by the board of directors or executive committee and shall serve at the pleasure of the board of directors or executive committee and may be removed at any time with or without cause, by the board of directors or executive committee.

ARTICLE VII
INDEMNIFICATION

1.

The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

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2.

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

3.

The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article VII or refusing to do so, in reliance upon the advice of counsel.

4.

In addition to the foregoing provisions, this corporation shall indemnify each person or party described in paragraph 1 of this Article VII to the fullest extent permitted by Section 607.014, Florida Statutes.

5.

If any part of this Article VII shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

ARTICLE VIII
SELF DEALING

No contract, act or other transaction between the corporation and any other person, firm or corporation in the absence of fraud, shall be invalidated, vitiated or in any way affected by the fact that any one or more of the directors of the corporation is or are (i) a party or parties to or interested in such contract, act or transaction or (ii) interested in or a director or officer or directors or officers of such other corporation. Any director or directors individually or jointly may in the absence of fraud, be a party or parties to or may be interested in any contract, act or transaction of this corporation or in which this corporation is interested. Each and every person who may become a director of this corporation is hereby relieved in the absence of fraud, from any obligation to account for profits and from all other liability which might otherwise arise by reason of contracting with the corporation for the benefit of himself or any other person or any firm, association or corporation in which he may be in any way interested or in which he may be an officer or director. The foregoing provisions shall be applicable notwithstanding that the director or directors referred to shall have voted for or shall have been necessary to authorize the contract, act or transaction in question, or that he or they shall have been present or necessary to constitute a quorum at the meeting which authorized such contract, act or transaction.

ARTICLE IX
CONTROL SHARE LAW NOT APPLICABLE

The provisions of Section 607.0902, Florida Statutes, shall not apply to control-share acquisitions of shares of this corporation.

This Article IX may be amended or repealed only by the affirmative vote of the holders of at least a majority of the shares of stock of the corporation entitled to vote thereon; provided, however, if this Article IX shall be adopted by at least two-thirds of the shares of stock of the corporation entitled to vote thereon, this Article IX may be amended or repealed only by the affirmative vote of the holders of at least a two-thirds majority of the shares of stock of the corporation entitled to vote thereon.

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ARTICLE X
CERTAIN MATTERS RELATING TO SHAREHOLDER ACTIONS

1.

Special Meeting of Shareholders. Pursuant to Section 607.0702, Florida Statutes, special meetings of the shareholders may be called by the board of directors or by the President. In addition, the Secretary shall call a meeting if the holders of 50% (but not a lesser number) of all the votes entitled to be cast on any issue proposed to be considered at the meeting sign, date, and deliver to the corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

2.

Acting by Shareholders Without A Meeting Prohibited. Pursuant to, and as permitted by, Section 607.0704, Florida Statutes, the shareholders of this corporation are prohibited from taking action without a meeting, without prior notice and without a vote.

3.

Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as directors. Nominations of persons for election as directors of the corporation may be made at a meeting of shareholders at which directors are being elected (i) by or at the direction of the board of directors and/or by or at the direction of any committee or person authorized or appointed by the board of directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 40 days prior to the meeting; provided, however, that in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate tor election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the corporation or any subsidiary of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (y) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee as a director. No person shall be eligible for election as a director unless nominated as set forth herein.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Nothing contained herein shall prevent the board of directors from filling a vacancy including a vacancy resulting from an increase in the number of directors, as provided in Article V.

This Article X may be amended or repealed only by the affirmative vote of the holders of at least a majority of the shares of stock of the corporation entitled to vote thereon; provided, however, if this Article X shall be adopted by at least two-thirds of the shares of stock of the corporation entitled to vote thereon, this Article X may be amended or repealed only by the affirmative vote of the holders of at least a two-thirds majority of the shares of stock of the corporation entitled to vote thereon.

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IN WITNESS WHEREOF these Amended Articles of Incorporation have been executed by the undersigned officer this [DATE].

PATRIOT TRANSPORTATION HOLDING, INC.,
a Florida corporation

By:
Name: Thompson S. Baker II
Its President & Chief Executive Officer

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